Exhibit 21.1

List of Subsidiaries of Capital Lease Funding, Inc.
As of December 31, 2005

Entity	State of Incorporation or Formation

Caplease, LP	Delaware
CLF OP General Partner LLC	Delaware
Caplease Services Corp.	Delaware
CLF Ridley Park Business Trust	Virginia
CLF VA Ponce LLC	Delaware
CLF 1000 Milwaukee Avenue LLC	Delaware
CLF 555 N Daniels Way LLC	Delaware
CLF Bobs Randolph LLC	Delaware
KDC Busch Boulevard LLC	Delaware
Columbia Pike I, LLC	Delaware
CLF Parsippany LLC	Delaware
Caplease Credit LLC	Delaware
EVA LLC	Delaware
Caplease Investment Management LLC	Delaware
Caplease CDO 2005-1, Ltd.	Cayman Islands
Caplease CDO 2005-1 Corp.	Delaware
WG Investors Trust	Delaware
CA Portsmouth Investment Trust	Delaware
CLF Herndon LLC	Delaware
CLF Aliso Viejo Business Trust	Virginia
CLF Rapp Irving LP	Delaware
CLF Rapp Irving GP LLC	Delaware
CLF Tollway Plano LP	Delaware
CLF Tollway Plano GP LLC	Delaware
CLF DEA Birmingham LLC	Delaware
CLF FBI Birmingham LLC	Delaware
CLF EPA Kansas City LLC	Delaware
CLF OSHA Sandy LLC	Delaware
CLF SSA Austin LP	Delaware
CLF SSA Austin GP LLC	Delaware
KDC Norman Woods Business Trust	Virginia
CLF 6116 GP LLC	Delaware

CLF Sylvan Way LLC	Delaware
CLF Mercer Island LLC	Delaware
CLF Electric Road Roanoke LLC	Delaware
CLF McCullough Drive Charlotte LLC	Delaware
Caplease Statutory Trust I	Delaware